Novocure Announces Addition to Its Board of Directors

Timothy J. Scannell, President and Chief Operating Officer of Stryker Corporation, elected to board of directors

St. Helier, Jersey – Novocure (NASDAQ: NVCR) has announced an addition to its board of directors. Timothy J. Scannell, an experienced executive leader, was elected to Novocure’s board on February 5, 2021.

“We are extremely pleased to welcome Tim to our board of directors,” said Bill Doyle, Novocure’s Executive Chairman. “His extensive and impressive background at Stryker, one of the world’s leading medical technology companies, will provide invaluable guidance as we advance product development and prepare for an anticipated period of significant innovation and growth.”

Mr. Scannell is currently President and Chief Operating Officer of Stryker Corporation where is he responsible for all of Stryker’s operating businesses and regions, a position he has held since August 2018. Prior to this position, he served as Group President of Stryker’s MedSurg and Neurotechnology group from 2009 to 2018. He also serves on the board of directors for Insulet Corporation. Mr. Scannell holds bachelor’s and master’s degrees in business administration from the University of Notre Dame.

Mr. Scannell has been appointed to the Nominating and Governance Committee of the Board, effective upon his election to the board.

About Novocure
Novocure is a global oncology company working to extend survival in some of the most aggressive forms of cancer through the development and commercialization of its innovative therapy, Tumor Treating Fields. Tumor Treating Fields is a cancer therapy that uses electric fields tuned to specific frequencies to disrupt solid tumor cancer cell division. Novocure’s commercialized products are approved for the treatment of adult patients with glioblastoma and malignant pleural mesothelioma. Novocure has ongoing or completed clinical trials investigating Tumor Treating Fields in brain metastases, non-small cell lung cancer, pancreatic cancer, ovarian cancer and liver cancer.

Headquartered in Jersey, Novocure has U.S. operations in Portsmouth, New Hampshire, Malvern, Pennsylvania and New York City. Additionally, the company has offices in Germany, Switzerland, Japan and Israel. For additional information about the company, please visit www.novocure.com or follow us at www.twitter.com/novocure.

Forward-Looking Statements

In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Novocure’s current expectations or forecasts of future events. These may include statements regarding anticipated scientific progress on its research programs, clinical trial progress, development of potential products, interpretation of clinical results, prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, coverage, collections from third-party payers and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” or other words and terms of similar meaning. Novocure’s performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions as well as issues arising from the COVID-19 pandemic and other more specific risks and uncertainties facing Novocure such as those set forth in its Annual Report on Form 10-K filed on February 27, 2020 and its Quarterly Report on Form 10-Q filed on April 30, 2020, as amended to date, with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Novocure does not intend to update publicly any forward-looking statement, except as required by law. Any forward-looking statements herein speak only as of the date hereof. The Private Securities Litigation Reform Act of 1995 permits this discussion.
Investors:
Gabrielle Fernandes
gfernandes@novocure.com
603-206-7047
Media:
Jaclyn Stahl
jstahl@novocure.com
212-767-7516